SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                    ------------------------

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
                    ------------------------


 Date of report (Date of earliest event reported): July 16, 1997

                    Burlington Resources Inc.
     (Exact name of Registrant as specified in its charter)



     Delaware             1-9971             91-1413284
  (State or Other    (Commission File       (IRS Employer
  Jurisdiction of          No.)          Identification No.)
  Incorporation)




5051 Westheimer, Suite 1400, Houston, Texas        77056
(Address of principle executive offices)         (Zip Code)



Registrant's telephone number, including area code: (713) 624-
9500


Item 5.   OTHER EVENTS

          On July 16, 1997, Burlington Resources Inc., a Delaware corporation ("Parent"), BR Acquisition Corporation, a Maryland corporation and a wholly owned subsidiary of Parent ("Sub"), and The Louisiana Land and Exploration Company, a Maryland corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will be merged (the "Merger") with and into the Company, with the Company surviving the Merger. At the effective time of the Merger, each issued and outstanding share of capital stock of the Company, par value $.15 per share, other than shares held in the Company's treasury and shares held by Parent, Sub or any subsidiary of Parent or the Company, will be converted into 1.525 shares of Parent common stock, together with the associated preferred stock purchase rights under the Rights Agreement dated as of December 16, 1988, as amended, between Parent and The First National Bank of Boston, as rights agent. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent. The Merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the stockholders of each of Parent and the Company, and certain other conditions. Concurrently with the execution and delivery of the Merger Agreement, Parent entered into a Stock Option Agreement with the Company pursuant to which the Company has granted to Parent an option to purchase 5,145,000 shares (subject to adjustment) of the Company's capital stock, at a purchase price of $70.34 per share under certain circumstances if the Merger Agreement is terminated. A copy of the joint press release, dated July 17, 1997, issued by Parent and the Company is attached hereto and is incorporated by reference.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

       (c)    Exhibits

              Exhibit 99.1 - Press Release of Burlington
               Resources Inc. and The Louisiana Land and
               Exploration Company issued July 17, 1997

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                         BURLINGTON RESOURCES INC.



                         By:   /s/  Gerald J. Schissler
                              -----------------------------
                              Name:  Gerald J. Schissler
                              Title: Executive Vice President,
                                     Law & Administration

Date:  July 18, 1997



                          EXHIBIT INDEX

Exhibit No.                   Description

99.1      Press Release of Burlington Resources Inc. and The
          Louisiana Land and Exploration Company issued July 17,
          1997


       BURLINGTON RESOURCES AND LOUISIANA LAND TO COMBINE
               IN TRANSACTION VALUED AT $3 BILLION

    -- COMBINATION ACCELERATES BR'S STRATEGIC TRANSFORMATION
            TO A MORE EXPLORATION-ORIENTED COMPANY --

       -- ESTABLISHES "SUPER-INDEPENDENT" E&P COMPANY WITH
       PROVED RESERVES OF 7.7 TCFE, 50/50 BALANCE BETWEEN
      EXPLORATION AND DEVELOPMENT AND MAJOR PRESENCE IN KEY
               DOMESTIC AND INTERNATIONAL PLAYS --


HOUSTON and NEW ORLEANS, July 17, 1997 - Burlington Resources Inc. ("BR") (NYSE: BR), of Houston, and The Louisiana Land and Exploration Company ("LL&E") (NYSE: LLX), of New Orleans, today announced that they have signed a definitive agreement to combine in a $3 billion transaction establishing the combined enterprise as the nation's foremost independent energy exploration and production (E&P) company.

As of December 31, 1996, the two companies on a combined basis had the largest domestic gas reserves -- 5.9 TCF (trillion cubic feet), and production -- 1.5 BCF/D (billion cubic feet per day) of the E&P group, and had total reserves of 8.1 TCFE (trillion cubic feet equivalent). Currently, the companies, on a combined basis, have total reserves of 7.7 TCFE, which takes into account BR's recent non-strategic divestitures and LL&E's recent reserves additions. It is also anticipated that additional proven reserves will be booked prior to year-end on certain of the LL&E properties. Current combined worldwide gas production is 1.7 BCF/D, liquids production is approximately 90,000 barrels per day; operating cash flow is approximately $1 billion per year; and equity market capitalization is about $8.2 billion. The combined company's global asset base, financial resources, opportunity mix and technological talent will position it as the leader in value creation among independent E&P companies worldwide. It is anticipated that the transaction will be accretive to cash flow per share in 1997 and beyond and create a pathway for rapid growth in net asset value.



Under terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, LL&E will merge with a subsidiary of BR in an exchange of stock in which LL&E shareholders will receive shares of BR based on a fixed exchange ratio of 1.525 BR shares for each LL&E share held. The transaction is expected to be accounted for as a pooling of interests and to qualify as a tax-free reorganization. Based on BR's closing price of $46.125 on Wednesday, July 16, 1997, the
35.9 million LL&E shares on a fully diluted basis, and the assumption by BR of approximately $500 million of LL&E debt, the transaction has a total value of approximately $3 billion. It is expected that the transaction will be completed in approximately three months.

Bobby S. Shackouls, Chairman, President and Chief Executive Officer of Burlington Resources, said: "This strategic business combination creates a new kind of E&P company--a super-independent. LL&E's corporate culture and dedication to the creation of shareholder value are very complementary to the manner in which we manage our business. The combined enterprise will be well-balanced, with a diverse asset base and substantial potential for further sizeable reserve, production and net asset value growth. The transaction completes the transformation of BR that began several years ago from a pure acquisition and exploitation company to a more exploration-oriented company.
BR's significant financial strength and vast portfolio of low-risk exploitation projects will provide the funding for a growing, successful exploration program substantially enhanced by the addition of LL&E's domestic and international property base, prospect inventory and exploratory mindset. For instance, it is expected that BR's financial strength, marketing expertise and engineering skills should permit the combined company to more quickly and cost-effectively exploit LL&E's Madden property. Furthermore, BR's financial resources and the combined companies' acreage position in the deepwater Gulf of Mexico should create critical mass in a world-class exploratory province that has the capacity to significantly increase net asset value and cash flow. LL&E's core domestic assets are complementary to BR's key operations in the United States and the merging of those assets will generate both increased opportunities and operating efficiencies for the new company.

"Moreover," Mr. Shackouls said, "BR's desire to develop a significant international presence is fulfilled by LL&E's activities in several world-class exploration areas, most notably Algeria, Venezuela and the North Sea. LL&E's expertise in the exploration sector and its international experience will enhance BR's growing exploratory focus. BR's recognized engineering, operational and financial strengths will generate substantial additional value from the LL&E property base. The combination of BR's longer-lived gas reserves with LL&E's short-lived reserve base will result in an optimal reserve life of about ten years, with a well-balanced 75%/25% mix between gas and oil production."

H. Leighton Steward, Chairman, President and Chief Executive Officer of LL&E, said: "This strategic combination of our two strong companies will provide increased value by ensuring that the very large, capital-intensive opportunities LL&E has amassed will be fully exploited in the most timely and efficient manner. It is also anticipated that there will be substantial cost savings and operating synergies. By joining forces with BR, we become part of a new enterprise exceptionally well positioned in terms of the skills of its people, its assets and its capabilities and, we believe, enjoying upside growth and earnings potential well beyond what either company could achieve on a standalone basis. It has become increasingly evident in our talks with BR that LL&E and BR share a common vision of the ideal 21st century independent. With this transaction, we are making that vision a reality."

The new BR will have significant strategic positions domestically in the San Juan Basin, the Mid-continent area, and the Gulf Coast region both onshore and offshore. Although more than 90 percent of its current proved reserves will be located in the United States, the new company will control a number of highly promising international plays, adding to its long-term reserve and production potential. It will have an outstanding land position
of nearly 15 million acres.   BR's very large fee mineral
holdings will be further enhanced by LL&E's position as the largest fee land owner in South Louisiana. The recent efforts of both companies to exploit and explore these high-quality, perpetually owned land positions will be advanced by the synergies created through this merger.

The combined company will have a powerful financial profile capable of supporting an aggressive, growth-oriented capital program that is global in scope. It will have a very strong balance sheet, with long-term debt comprising 40% of the book capitalization of the company and current cash and short-term investments totaling about $500 million.

Upon completion of the transaction, Mr. Shackouls will be Chairman, President and Chief Executive Officer of the combined company, which will be known as Burlington Resources and will be headquartered in Houston. Mr. Steward will be the company's Vice Chairman as well as Chairman of the Executive Committee of the Board. Members of both BR's and LL&E's management team will be integral to the leadership of the new company. The Board of Directors will comprise twelve members, including Mr. Steward and two additional members to be nominated by LL&E.

The transaction is subject to shareholder and regulatory approval, including expiration of the applicable waiting period under the Hart-Scott-Rodino Act, and other customary closing conditions.

BR intends to file a registration statement with the Securities and Exchange Commission covering the shares of common stock to be issued in connection with the proposed merger. The offering of shares will only be by means of the registration statement and related prospectus.

BR was advised by Morgan Stanley & Co. Incorporated with regard to the transaction and LL&E was advised by Dillon, Read & Co.
Inc. and Merrill Lynch & Co.

INFORMATION ON FORWARD-LOOKING STATEMENTS
This press release contains projections and other forward-looking statements within the meaning of section 21E of the Securities and Exchange Act of 1934. These projections and statements reflect the two companies' current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the companies' periodic reports filed with the Securities and Exchange Commission.

                              # # #

Investor/Analyst Contacts:    Burlington Resources
                              James Leahy
                              713-624-9364

                              The Louisiana Land and Exploration
                              Company
                              Al Petrie
                              504-566-6478

Media contact:                Roy Winnick
                              Kekst and Company
                              212-521-4842